UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2016

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16600 Swingley Ridge Road,

Chesterfield, Missouri 63017

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, Reinsurance Group of America, Incorporated (the “Company”) entered into:

•	an Underwriting Agreement with Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named therein (the “Senior Note Underwriters”), dated June 1, 2016, pursuant to which the Company agreed to issue and sell to the Senior Note Underwriters $400 million aggregate principal amount of its 3.95% Senior Notes due 2026 (the “Senior Notes”); and

•	an Underwriting Agreement with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Debenture Underwriters”), dated June 1, 2016, pursuant to which the Company agreed to issue and sell to the Debenture Underwriters $400 million aggregate principal amount of its 5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056 (the “Debentures”).

Senior Notes

On June 8, 2016, the Company completed the offering of the Senior Notes, and the Senior Notes were issued pursuant to an Indenture (the “Base Indenture”), dated as of August 21, 2012, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a Third Supplemental Indenture, dated as of June 8, 2016 (the “Senior Note Supplemental Indenture” and, together with the Base Indenture as so supplemented, the “Senior Note Indenture”). The Senior Notes are unsecured and unsubordinated obligations of the Company and rank equally with all of the Company’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding.

The Senior Notes bear interest at the rate of 3.95% per year. Interest on the Notes is payable semiannually in arrears on March 15 and September 15 of each year, commencing September 15, 2016. The Senior Notes will mature on September 15, 2026.

The Company may redeem the Senior Notes, in whole or in part, at any time or from time to time prior to June 15, 2026 (the date which is three months prior to final maturity of the Senior Notes), at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, plus a “make-whole” premium. Additionally, the Company may redeem the Senior Notes, in whole or in part, at any time or from time to time on or after June 15, 2026, at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

The Senior Note Indenture contains covenants that, among other things, restrict the Company’s ability to incur indebtedness secured by a lien on the voting stock of any restricted subsidiary, limit the Company’s ability to issue or otherwise dispose of shares of capital stock of any restricted subsidiary and limit the Company’s ability to consolidate with or merge into, or transfer substantially all of its assets to, another corporation, subject in each case to important exceptions, as specified in the Senior Note Indenture.

The Senior Note Indenture contains customary event of default provisions, including an acceleration of the maturity of any indebtedness of the Company, in excess of $120 million, if such failure to pay is not discharged or such acceleration is not annulled within 15 days after due notice. This amount is higher than the threshold amounts of $100 million contained in the comparable cross-acceleration provisions relating to the Company’s 6.45% Senior Notes due 2019 (the “2019 Notes”), the Company’s 5.00% Senior Notes due 2021 (the “2021 Notes”) and the Company’s 4.70% Senior Notes due 2023 (the “2023 Notes”) and the threshold amount of $50 million contained in the comparable cross-acceleration provision relating to the Company’s 5.625% Senior Notes due 2017 (the “2017 Notes”). As a result, holders of the Senior Notes may not have a cross-acceleration right and remedy when holders of the 2017 Notes, 2019 Notes, 2021 Notes and 2023 Notes do. Furthermore, the definition of “event of default” in the Senior Note Indenture will not contain a cross payment provision, which is the same as the “event of default” definition relating to the 2021 Notes and the 2023 Notes, but less restrictive than the “event of default” definition relating to the 2017 Notes and the 2019 Notes which both contain a cross payment provision.

The public offering price of the Senior Notes was 99.996% of the principal amount. The Company received net proceeds (before expenses) of approximately $397.4 million.

Debentures

On June 8, 2016, the Company completed the offering of the Debentures, and the Debentures were issued pursuant to the Base Indenture, as supplemented by a Fourth Supplemental Indenture, dated as of June 8, 2016 (the “Debenture Supplemental Indenture” and together with the Base Indenture, the “Debenture Indenture”).

The Debentures are unsecured, subordinated and junior in right of payment upon the Company’s liquidation to all of the Company’s existing and future senior indebtedness (as defined in the Debenture Supplemental Indenture). In addition, the Debentures are effectively subordinated to all of the Company’s subsidiaries’ existing and future indebtedness and other liabilities, including obligations to the Company’s clients. Senior indebtedness does not include (i) any indebtedness that by its terms expressly provides that it is subordinated, or not senior in right of payment to the Debentures, (ii) any indebtedness that by its terms expressly provides that it will rank equal in right of payment with the Debentures, (iii) obligations of the Company owed to its subsidiaries, (iv) the Company’s existing 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042 (the “2042 Debentures”), which debentures rank equal in right of payment with the Debentures or (v) the Company’s existing Variable Rate Junior Subordinated Debentures due 2065 (the “2065 Debentures”), which debentures are subordinated to the Debentures, subject, in any such case, to certain Company deferral rights.

Commencing on June 8, 2016 to but excluding June 15, 2026, or any earlier redemption date, the Debentures will bear interest at an annual rate of 5.75%. The Company will pay that interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2016, to and including June 15, 2026, subject to certain rights of the Company to defer the payment of interest and related obligations. Commencing on, and including, June 15, 2026, to but excluding the maturity date unless redeemed or repaid earlier, the Debentures will bear interest at an annual rate equal to the sum of the three-month LIBOR, reset quarterly, plus 4.04% (provided that such sum shall not be less than zero). The Company will pay that interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2026, subject to certain rights of the Company to defer the payment of interest and related obligations. The Debentures will mature on June 15, 2056.

So long as no event of default with respect to the Debentures has occurred and is continuing, the Company has the right on one or more occasions, in its sole discretion, to defer the payment of interest on the Debentures for one or more periods of up to five consecutive years without giving rise to an event of default. During a deferral period, interest will continue to accrue on the Debentures at the then applicable rate described above, and deferred interest payments will accrue additional interest, at the then applicable interest rate on the Debentures, compounded quarterly as of each interest payment date to the extent permitted by applicable law.

The Company may elect to redeem the Debentures:

•	in whole at any time or in part from time to time on or after June 15, 2026, at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; provided that if the Debentures are not redeemed in whole, at least $25 million aggregate principal amount of the Debentures must remain outstanding after giving effect to such redemption;

•	in whole, but not in part, at any time prior to June 15, 2026, within 90 days of the occurrence of a “rating agency event” (as defined in the Debenture Supplemental Indenture) at a redemption price equal to their principal amount or, if greater, the “make-whole redemption amount” (as defined in the Debenture Supplemental Indenture), in each case, plus accrued and unpaid interest to, but excluding, the date of redemption; or

•	in whole, but not in part, at any time prior to June 15, 2026, within 90 days of the occurrence of a “tax event” or “regulatory capital event” (each as defined in the Debenture Supplemental Indenture) at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption.

The public offering price of the Debentures was 100% of the principal amount. The Company received net proceeds (before expenses) of approximately $395.3 million.

Additional Information

The Company anticipates using the proceeds of the Senior Notes and Debentures offerings to repay upon maturity the $300 million principal amount of 2017 Notes, and the remainder for general corporate purposes.

The Senior Notes and Debentures were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration 333-196114) under the Securities Act of 1933, as amended, which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on May 20, 2014. The Company has filed with the SEC prospectus supplements, each dated June 1, 2016, together with the accompanying prospectuses, each dated May 20, 2014, relating to the offering and sale of the Senior Notes and the Debentures.

The foregoing description of the Base Indenture, the Senior Note Supplemental Indenture, the Debenture Supplemental Indenture, the Senior Notes and the Debentures does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, and are incorporated herein by reference.

The Trustee is the Senior Note Indenture trustee, is the Debenture Indenture trustee and will be the principal paying agent and registrar for the Notes and the Debentures. The Company has entered, and from time to time may continue to enter, into banking or other relationships with the Trustee or its affiliates. For example, the Trustee or an affiliate (i) is successor trustee of the indentures relating to the 2017 Notes, the 2019 Notes, the 2021 Notes and the 2065 Debentures, (ii) is trustee of the indenture relating to the 2023 Notes and the 2042 Debentures, (iii) is a lender under the Company’s syndicated revolving credit facility, dated September 25, 2014 and (iv) provides other banking and financial services to the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information regarding the Senior Notes, Debentures, the Senior Note Indenture and the Debenture Indenture set forth in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the offering of the Senior Notes and the Debentures, as described in response to Item 1.01, the Company is filing this Current Report on Form 8-K to add the following exhibits to the Company’s Registration Statement on Form S-3 (File No. 333-196114). The opinions of the Company’s counsel as to the binding nature of the Senior Notes and Debentures and as to certain tax matters regarding the Debentures are attached hereto as Exhibit 5.1, Exhibit 5.2 and Exhibit 8.1, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: June 8, 2016	By:	/s/ Todd C. Larson
Todd C. Larson
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of August 21, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2012).

4.2	Third Supplemental Indenture, dated as of June 8, 2016, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, regarding the Senior Notes.

4.3	Fourth Supplemental Indenture, dated as of June 8, 2016, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, regarding the Debentures.

4.4	Form of 3.95% Senior Note due 2026 (incorporated by reference from Exhibit A to the Senior Note Supplemental Indenture filed as Exhibit 4.2 hereto).

4.5	Form of 5.75% Fixed-To-Floating Rate Subordinated Debenture due 2056 (incorporated by reference from Exhibit A to the Debenture Supplemental Indenture filed as Exhibit 4.3 hereto).

5.1	Legal Opinion of Bryan Cave LLP regarding the Senior Notes.

5.2	Legal Opinion of Bryan Cave LLP regarding the Debentures.

8.1	Tax Opinion of Bryan Cave LLP regarding the Debentures.

23.1	Consent of Bryan Cave LLP (included in Exhibits 5.1, 5.2 and 8.1).